UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 17, 2014

Cloud Security Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-54440	27-4479356
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4590 MacArthur Blvd. St. 500 Newport Beach, CA	92660
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 250-2999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On October 17, 2014, Cloud Security Corporation (the “Registrant”) dismissed dbbmckennon (“DBBM”) as its independent registered public accounting firm. The decision was approved by the Registrant’s Board of Directors.

The reports of DBBM on the Registrant’s financial statements for the fiscal years ended February 28, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles, except the report did contain an explanatory paragraph related to the Registrant’s ability to continue as a going concern. During the Registrant’s fiscal years ended February 28, 2014 and 2013, and the subsequent period through the date of this report, there were (i) no disagreements with DBBM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DBBM would have caused DBBM to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided DBBM with a copy of the disclosures made in this Current Report on Form 8-K and requested that DBBM furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter furnished by DBBM is attached as Exhibit 16.1 hereto.

On October 17 2014, the Registrant engaged TAAD, LLP (“TAAD”) as the Registrant’s new independent registered public accounting firm. The appointment of TAAD was approved by the Registrant’s Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	16.1	Letter from dbbmckennon dated October 17 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cloud Security Corporation

Date: October 20, 2014	By	/s/ Safa Movassaghi
	Name:	Safa Movassaghi
	Title:	Chief Executive Officer